EXHIBIT 99.2

Grant Park Fund August 2019 Update
September 30, 2019

Class	Aug ROR	YTD ROR	Net Asset Value	Net Asset Value per Unit
A	1.95%	7.36%	$4.49M	$1,015.926
B	1.89%	6.96%	$45.50M	$820.755
Legacy 1	2.14%	9.01%	$0.43M	$846.307
Legacy 2	2.12%	8.70%	$0.35M	$822.112
Global 1	2.18%	9.22%	$17.41M	$849.090
Global 2	2.16%	9.12%	$0.73M	$828.506
Global 3	2.02%	7.98%	$0.53M	$691.702
ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

Sector Commentary

Overall Fund performance was positive, led by gains in the fixed income, metals, grains, foods and energies sectors. Performance in the equities and currencies sectors was negative.

Positive fixed income performance was driven by positions in the German bund, U.S. treasury bonds, Italian government bonds, and French government bonds. The metals sector performance was led by positions in gold and nickel. In the grains/foods sector, positive performance was driven by positions in cotton, sugar, live cattle and coffee. Energies sector performance was slightly positive as gains from positions in heating oil, brent oil and gas oil were largely offset by losses in crude oil and gasoline blendstock positions.

The equities sector performance was negative, led by positions in the FTSE, Nasdaq and the S&P 500 indices. Performance in the currencies sector was negative, led by losses in the Mexican peso and the Russian ruble.

Additional Information: Grant Park no longer offers units for sale in connection with the prospectus that forms its registration statement on Form S-1 (Reg. No. 333-223480), which was initially filed with the Securities and Exchange Commission on July 13, 2018. For existing investors in Grant Park, business continues to be conducted as usual. There was no change in the trading, operations, or monthly statements, etc., and redemption requests continue to be offered on a monthly basis. For the Fund’s monthly Account Statement, including the net asset value per unit, and related information, please visit our website at grantparkfunds.com.

Sincerely,

David Kavanagh President

Daily fund performance and weekly commentaries are available on our website at grantparkfunds.com.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION OFFERING BY PROSPECTUS ONLY.

Account Statement
(Prepared from books without audit)
For the month ended August 31, 2019

STATEMENT OF INCOME
Trading Income (Loss)	Monthly Performance	Year to Date Performance
Realized Trading Income (Loss)	$1,684,901	$6,654,535
Change In Unrealized Income (Loss)	127,020	1,684,281
Brokerage Commission	-13,154	-137,830
Exchange, Clearing Fee and NFA Charges	0	0
Other Trading Costs	-74,489	-577,855
Change in Accrued Commission	2,727	1,299
Net Trading Income (Loss)	1,727,005	7,624,430

Other Income	Monthly Performance	Year to Date Performance
Interest, U.S. Obligations	$79,524	$551,417
Interest, Other	27,390	235,289
Income from Securities	0	2,216
Dividend Income	0	0
Total Income (Loss)	1,833,919	8,413,352

Expenses	Monthly Performance	Year to Date Performance
Management Fee	$0	$0
Incentive Fee	169,182	622,675
Operating Expenses	14,810	123,994
Organization and Offering Expenses	17,017	142,635
Brokerage Expenses	266,369	2,249,013
Dividend Expenses	0	0
Total Expenses	467,378	3,138,317

Net Income (Loss)	$1,366,541	$5,275,035

Statement of Changes in Net Asset Value	Monthly Performance	Year to Date Performance
Beginning Balance	$69,177,642	$77,934,699
Additions	0	0
Net Income (Loss)	1,366,541	5,275,035
Redemptions	-1,097,063	-13,762,614
Balance at August 31, 2019	$69,447,120	$69,447,120

PERFORMANCE SUMMARY BY CLASS
Class	Net Asset Value per Unit	Units	Net Asset Value	Monthly ROR Year to Date ROR
A	$1,015.926	4,420.97029	$4,491,378	1.95%	7.36%
B	$820.755	55,441.33346	$45,503,771	1.89%	6.96%
Legacy 1	$846.307	510.59559	$432,120	2.14%	9.01%
Legacy 2	$822.112	430.02681	$353,530	2.12%	8.70%
Global 1	$849.090	20,503.42924	$17,409,264	2.18%	9.22%
Global 2	$828.506	881.00634	$729,919	2.16%	9.12%

To the best of my knowledge and belief the information contained herein is accurate and complete.

__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership

Account Statement
(Prepared from books without audit)

Global 3	$691.702	762.08729	$527,138	2.02%	7.98%

To the best of my knowledge and belief the information contained herein is accurate and complete.

__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership